Exhibit 10.1

EXECUTION VERSION

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is made and entered into as of this 11th day of October 2016 by and between International Capital Markets Group, Inc. (“Consultant”) and Healthcare Trust, Inc. (the “Company”).

1.       Services.  The Company hereby engages Consultant and Consultant hereby agrees to provide strategic consulting services through its President, Randolph C. Read (“R. Read”), as requested by the non-executive chairman of the Company’s board of directors (the “Chairman”)  at reasonably convenient times for the Company and R. Read (the “Services”) from the date of the execution of this Agreement through December 31, 2016 (the “Term”).

2.       Compensation.  The Company will pay Consultant $38,000 on October 21, 2016, $25,000 on November 21, 2016, and $25,000 on December 31, 2016 for the Services.  The Company will also reimburse Consultant for expenses incurred by Consultant in performing the Services that have been approved by the Chairman prior to being incurred.

3.       Independent Contractor.  The Company and the Consultant expressly agree and understand that Consultant is an independent contractor and not an employee, agent, or partner of the Company.  Consultant will not have the power or authority to bind the Company or incur any liability or obligation or act on behalf of the Company.  Consultant will not be treated by the Company as an employee under any applicable local, state or federal anti-discrimination laws, the Fair Labor Standards Act, the Federal Insurance Contribution Act, the Social Security Act, the Federal Unemployment Tax Act, the Income Tax Withholding Act or any similar local, state, federal or international laws.

4.       Confidentiality.  Consultant agrees to keep confidential any Company proprietary or confidential information provided to Consultant as part of the Services consistent with the confidentiality obligations of a director of the Company.

5.       Notices. All notices, consents, approvals, waivers or other communications (each, a “Notice”) required or permitted hereunder, except as herein otherwise may be specifically provided, will be in writing and shall be satisfied when: (a) delivered personally or by commercial messenger; (b) sent via a recognized overnight courier service; (c) sent by registered or certified mail, postage pre-paid and return receipt requested; or (d) sent by facsimile, .pdf or other similar electronic transmission, provided confirmation of receipt is received by sender and the original Notice is sent or delivered contemporaneously by an additional method provided in this Section 5, in each case so long as such Notice is addressed to the intended recipient thereof as set forth below:

If to the Company, to:

Leslie Michelson
Non-Executive Chairman of the Board of Directors
Healthcare Trust, Inc.
405 Park Avenue
New York, New York 10022
Fax: (310) 248-4081

With a copy to:

Healthcare Trust, Inc.
405 Park Avenue, 14th Floor
New York, New York 10022
Attention: General Counsel
Fax: (646) 861-7743

If to the Consultant, to:

International Capital Markets Group, Inc.
P.O. Box 400148

Cambridge, MA 02140
Telephone: (702) 541-4035

With a copy to:

Carla J. Rozycki
Jenner & Block LLP
353 N. Clark Street
Chicago, IL 60654

Telephone: (312) 923-2909

Either party hereto may designate a different address by written notice to the other party delivered in accordance with this Section 5.

6.       General.

(a)       This Agreement does not create an obligation on the Company to continue to retain Consultant beyond the Term. This Agreement may not be changed unless mutually agreed upon in writing by Consultant and the Company. Any waiver by either party of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach of any provision hereof. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(b)       Each provision herein will be treated as a separate and independent clause, and the unenforceability of any one clause will in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement will for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable at law, such provision or provisions will be construed by the appropriate judicial body by limited or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it will then appear.

(c)       The Company will have the right to assign this Agreement to its successors and assigns and this Agreement will inure to the benefit of and be enforceable by its successors or assigns. The Consultant may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company and this Agreement will be binding upon the Consultant’s successors to the extent approved by the Company.

(d)       This Agreement and all aspects of the relationship between the parties hereto will be construed and enforced in accordance with and governed by the internal laws of the State of Maryland without regard to its conflict of laws provisions.

(e)       This Agreement contains the entire agreement between the parties hereto with respect to the Services contemplated hereby. All other negotiations and agreements (written or oral) between the parties are superseded by this Agreement and there are no representations, warranties, understandings or agreements other than those expressly set forth herein. The language of all parts of this Agreement will in all cases be construed as a whole in accordance with its fair meaning and not strictly for or against either party hereto.

(f)       The parties hereto agree to execute and deliver from time to time such further and other assurances, assignments, documents, instruments and agreements and do all matters and things which may be convenient or necessary to more effectively and completely carry out the intent of this Agreement, including, but not limited to, effecting any amendments to any related agreements and granting any consents required under these agreements, in each case as necessary to effect the provisions of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY

HEALTHCARE TRUST, INC.

By:	/s/ Leslie D. Michelson
Name: Leslie D. Michelson Title: Non-Executive Chairman

CONSULTANT

INTERNATIONAL CAPITAL MARKETS GROUP, INC.

By:	/s/ Randolph C. Read
Name: Randolph C. Read
Title: President